Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alcon Inc. of our report dated February 28, 2019 relating to the financial statements of the Novartis AG Alcon business, which appears in the Registration Statement on Form 20-F (No. 001-31269) of Alcon Inc.

/s/ PricewaterhouseCoopers SA

Geneva, Switzerland

April 10, 2019